                      AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF AUGUST 14, 2001

                                     BETWEEN

                           THE PACIFIC LUMBER COMPANY

                                       AND

                              BANK OF AMERICA, N.A.

                                TABLE OF CONTENTS

Section                                                                   Page

ARTICLE I DEFINITIONS
         1.01     Certain Defined Terms
         1.02     Other Interpretive Provisions
         1.03     Accounting Principles

ARTICLE II THE CREDITS
         2.01     The Revolving Credit
                  (b)      The Revolving Credit
                  (c)      Reborrowing
                  (d)      Obligations under the Prior Credit Agreement
         2.02     Loan Accounts
         2.03     Procedure for Borrowing
         2.04     Conversion and Continuation Elections
         2.05     Voluntary Termination or Reduction of Commitment
         2.06     Optional Prepayments
         2.07     Mandatory Prepayments of Loans
                  (a)      Mandatory Prepayments, Cash Collateral
                  (c)      Clean-up Period
                  (d)      General
         2.08     Scheduled Repayment
         2.09     Interest
         2.10     Fees
                  (a)      Commitment Fee
                  (b)      Arrangement Fee
         2.11     Computation of Fees and Interest
         2.12     Payments by the Company
         2.13     Security
         2.14     The Letter of Credit Subfacility
         2.15     Issuance, Amendment and Renewal of Letters of Credit
         2.16     Existing Letters of Credit; Drawings and Reimbursements
         2.17     Role of the Bank
         2.18     Obligations Absolute
         2.19     Cash Collateral Pledge
         2.20     Letter of Credit Fees
         2.21     Uniform Customs and Practice
         2.22     Extension of Commitments
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY
         3.01     Taxes
         3.02     Illegality
         3.03     Increased Costs and Reduction of Return
         3.04     Funding Losses
         3.05     Inability to Determine Rates
         3.06     Reserves on Offshore Rate Loans
         3.07     Survival
ARTICLE IV CONDITIONS PRECEDENT
         4.01     Conditions of Initial Loans
                  (a)      Credit Agreement
                  (b)      Company Security Agreement
                  (c)      Evidence of Filings
                  (d)      Resolutions; Incumbency
                  (e)      Legal Opinion
                  (f)      Payment of Fees
                  (g)      Certificate
         4.02     Conditions to All Loans and Letters of Credit
                  (a)      Notice of Borrowing or Conversion/Continuation;
                           Letter of Credit Application
                  (b)      Continuation of Representations and Warranties
                  (c)      No Existing Default
                  (d)      No Future Advance Notice
                  (e)      Other Documents
ARTICLE V REPRESENTATIONS AND WARRANTIES
         5.01     Corporate Existence and Power
         5.02     Corporate Authorization; No Contravention
         5.03     Governmental Authorization
         5.04     Binding Effect
         5.05     Litigation
         5.06     No Default
         5.07     ERISA Compliance
         5.08     Use of Proceeds; Margin Regulations
         5.09     Title to Properties
         5.10     Taxes
         5.11     Financial Condition
         5.12     Environmental Matters
         5.13     Collateral Documents
         5.14     Regulated Entities
         5.15     No Burdensome Restrictions
         5.16     Subsidiaries
         5.17     Insurance
         5.18     Solvency
         5.19     Swap Obligations
         5.20     Full Disclosure
         5.21     Labor Relations
         5.22     Compliance with Laws
         5.23     Merchantable Inventory
         5.24     Location of the Company
ARTICLE VI AFFIRMATIVE COVENANTS
         6.01     Financial Statements
         6.02     Certificates; Other Information
         6.03     Notices
         6.04     Preservation of Corporate Existence, Etc.
         6.05     Maintenance of Property
         6.06     Insurance
         6.07     Payment of Obligations
         6.08     Compliance with Laws
         6.09     Compliance with ERISA
         6.10     Inspection of Property and Books and Records
         6.11     Environmental Laws
         6.12     Use of Proceeds
         6.13     Solvency
         6.14     Protection of Collateral; Access
         6.15     Further Assurances
ARTICLE VII NEGATIVE COVENANTS
         7.01     Limitation on Liens
         7.02     Disposition of Assets
         7.03     Consolidations and Mergers
         7.04     Loans and Investments
         7.05     Limitation on Indebtedness
         7.06     Transactions with Affiliates
         7.07     Use of Proceeds
         7.08     Contingent Obligations
         7.09     Joint Ventures
         7.10     ERISA
         7.11     Lease Obligations
         7.12     Restricted Payments
         7.13     Change in Business
         7.14     Accounting Changes
         7.15     Other Contracts
         7.16     Minimum Net Worth
ARTICLE VIII EVENTS OF DEFAULT
         8.01     Event of Default
                  (a)      Non-Payment
                  (b)      Representation or Warranty
                  (c)      Other Defaults
                  (d)      Cross-Default
                  (e)      Insolvency; Voluntary Proceedings
                  (f)      Involuntary Proceedings
                  (g)      ERISA
                  (h)      Monetary Judgments
                  (i)      Non-Monetary Judgments
                  (j)      Change in Control
                  (k)      Collateral
                  (m)      Regulatory Action
         8.02     Remedies
         8.03     Specified Swap Contract Remedies
         8.04     Rights Not Exclusive
         8.05     Certain Financial Covenant Defaults
ARTICLE IX MISCELLANEOUS
         9.01     Amendments and Waivers
         9.02     Notices
         9.03     No Waiver; Cumulative Remedies
         9.04     Costs and Expenses
         9.05     Company Indemnification
         9.06     Marshalling; Payments Set Aside
         9.07     Successors and Assigns
         9.08     Assignments, Participations, etc.
         9.09     Confidentiality
         9.10     Set-off
         9.11     Counterparts
         9.12     Severability; Conflicting Provisions
                  (a)      Severability
                  (b)      Conflicting Provisions
         9.13     No Third Parties Benefited
         9.14     Governing Law and Jurisdiction
         9.15     Verification of Receivables
         9.16     Termination of Commitment to Lend under the Prior
                  Credit Agreement

SCHEDULES

Schedule 5.05     Litigation
Schedule 5.07     ERISA
Schedule 5.12     Environmental Matters
Schedule 5.16     Subsidiaries and Minority Interests
Schedule 7.01     Permitted Liens
Schedule 7.05     Permitted Indebtedness
Schedule 7.08     Contingent Obligations

EXHIBITS

Exhibit A         Form of Notice of Borrowing
Exhibit B         Form of Notice of Conversion/Continuation
Exhibit C         Form of Compliance Certificate

                      AMENDED AND RESTATED CREDIT AGREEMENT

      This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of August
14, 2001 between The Pacific Lumber Company (the "Company") and Bank of America,
N.A. (the "Bank").

      WHEREAS, the Company and the Bank entered into an Amended and Restated
Credit Agreement dated as of November 10, 1995 (as amended by the First
Amendment thereto dated as of February 10, 1997 and the Second Amendment thereto dated as of October 2, 1997, and as amended and restated by the Amended and
Restated Credit Agreement dated as of December 18, 1998, as amended by the First
Amendment thereto dated as of January 31, 2000) the "Prior Credit Agreement");

      WHEREAS, the Bank and the Company wish to further amend the Credit
Agreement by providing, among other matters, for a $50,000,000 credit facility;

      NOW, THEREFORE, the Company and the Bank agree that the Prior Credit
Agreement is hereby amended and restated in its entirety as set forth in this
Agreement and the Company and the Bank agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      1.01  Certain Defined Terms.  The following terms have the following meanings:

"Acceptable Inventory" means inventory (as defined in the UCC) which:

            (a) Is owned by the Company free and clear of all security interests, liens, encumbrances, and rights of others, except the security interest in favor of the Bank;

            (b) Is located at permanent locations acceptable to the Bank and is not covered by a negotiable document of title unless such document has been delivered to the Bank;

            (c) In the Bank's reasonable opinion, is not obsolete, unsalable, damaged, or unfit for further processing;

            (d) Is not placed by the Company on consignment;

            (e) Consists of wood chips, lumber, or log inventory or, if the Bank approves in writing in advance in its sole discretion, consists of gravel or block inventory and, in any case, is of a type held for sale in the Company's ordinary course of business; and

            (f) Is otherwise acceptable to the Bank in the exercise of its reasonable judgment.

The value of Acceptable Inventory shall be the lesser of the Company's cost
(determined under GAAP) or the Bank's independent determination of the resale value of such inventory in such quantities and on such terms as the Bank may reasonably deem appropriate. Until further written notice from the Bank to the
Company, the Bank agrees that the value (y) of the lumber component of
Acceptable Inventory shall be determined by the resale value of such inventory in such quantities and on such terms as the Bank may reasonably deem appropriate and (z) of the log component of such Acceptable Inventory shall be determined by the Company's cost (determined under GAAP) of such inventory.

"Acceptable Receivable" means an Account:

            (g) Arising from the sale of inventory or power produced by the
Company's cogeneration plant in Scotia, California, by the Company in its ordinary course of business; and if arising from the sale of inventory, is in an amount equal to or less than $2,000,000. The Bank may, from time to time, exempt specific Accounts from this $2,000,000 limit;

            (h) Upon which the Company's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatever;

            (i) Against which is asserted no defense, counterclaim or setoff, whether well-founded or otherwise;

            (j) That is a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for merchandise sold and accepted by the
Receivable Debtor obligated upon such Account;

            (k) With respect to which an invoice has been sent;

            (l) That is owned by the Company and not subject to any right, claim, or interest of another other than the security interest in favor of the
Bank;

            (m) That does not arise from a sale to an employee, Affiliate, parent, or Subsidiary of the Company, or an entity which has common officers or directors with the Company; except that up to 20% of the total balance of
Acceptable Receivables may include Accounts on which the Receivable Debtor is
Britt Lumber Co., Inc.;

            (n) That is not the obligation of a Receivable Debtor that is the federal government or a political subdivision thereof unless the Bank has agreed to the contrary in writing and the Company has complied with the Federal
Assignment of Claims Act of 1940 with respect to such obligation;

            (o) That is not the obligation of a Receivable Debtor that is any state of the United States or any city, town, municipality or division thereof;
except for Accounts up to an aggregate outstanding amount at any one time of
$100,000 which arise in one of the following ways:

                (1) The sale of power produced by the Company's cogeneration plant in Scotia, California; or

                (2) The sale of lumber to cities and towns;

            (p) That is not the obligation of a Receivable Debtor located in a foreign country;

            (q) That is not the obligation of a Receivable Debtor to whom the
Company is or may become liable for goods sold or services rendered by the
Receivable Debtor to the Company except to the extent that it exceeds the amount of the Company's obligation to such Receivable Debtor;

            (r) That does not arise with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Receivable Debtor may be conditional;

            (s) That is not in default. An Account shall be deemed in default upon the occurrence of any of the following:

                (1) The Account is not paid within the 60 day period starting on its invoice date. This 60 day limitation shall not apply to an
            Account which is not paid within such period because payment is subject to the Company's "winter terms" previously approved by the
            Bank;

                (2) Any Receivable Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or

                (3) Any petition is filed by or against any Receivable Debtor obligated upon such Account under any bankruptcy law or any other law or laws for the relief of debtors;

            (t) That does not arise from the sale or lease of goods which remain in the Company's possession or under the Company's control; and

            (u) That is otherwise acceptable to Bank.

"Account" means any right to the payment of money owned by the Company and arising out of the sale of goods or the rendering of services by the Company which is not evidenced by an instrument or chattel paper.

"Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Restricted Subsidiary) provided that the Company or the Restricted
Subsidiary is the surviving entity.

"Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Except with respect to the Bank or any Affiliate (defined without regard to this sentence) of the Bank, any director, executive officer or beneficial owner of
10% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person.

"Agreement" means this Credit Agreement.

"Applicable Margin" means 2.75% with respect to Offshore Rate Loans and 1.75%
with respect to Base Rate Loans.

"Assignee" has the meaning specified in subsection 9.08(a).

"Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

"Bank" means Bank of America, N.A.. Unless the context otherwise clearly requires, (a) "Bank" includes Bank of America, N.A. in its capacity as Swap
Provider, and (b) references to Bank of America, N.A. as a "Bank" shall also include any of such institution's Affiliates that may at any time of determination be Swap Providers.

"Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11
U.S.C. Sections 101, et seq.).

"Base Rate" means, for any day, the higher of: (a) 0.625% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by the Bank in San Francisco,
California, as its "reference rate." (The "reference rate" is a rate set by the
Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Loan" means a Loan that bears interest based on the Base Rate.

"Borrowing Base" means:

            (a) the sum of:

                (1) 80% of the balance due on Acceptable Receivables; plus

                (2) 60% of the value of Acceptable Inventory;

            minus

            (b) the aggregate of the Company's open payables for contracted logging and hauling;

in each case as of the time of computation.

"Borrowing Base Certificate" means a certificate, in form and detail acceptable to the Bank, from the Company and signed by a Responsible Officer of the
Company, setting forth the computations which form the basis for the Borrowing
Base contained in the certificate.

"Borrowing Date" means any date on which a Loan is disbursed.

"Britt Lumber Agreement" means the agreement dated as of March 23, 1993, among the Company and Britt Lumber Co., Inc.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to any
Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

"Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

"Capital Lease" has the meaning specified in the definition of Capital Lease
Obligations.

"Capital Lease Obligations" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of equity interests in (however designated) such Person, including any Preferred Stock of such Person but excluding any Redeemable Stock of such Person.

"Cash Equivalents" means at any time (i) any evidence of any obligation issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the
United States is pledged in support thereof); (ii) demand or time deposits with, and certificates of deposit or acceptances issued by, any bank or trust company organized under the laws of the United States or any State thereof (including the Bank) whose unsecured, unguaranteed long-term debt obligations are rated "A"
by Standard & Poor's Corporation ("S&P") and "A2" by Moody's Investors
Service, Inc. ("Moody's") or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher;
(iii) repurchase agreements entered into with entities whose unsecured, unguaranteed long-term debt obligations are rated "A" by S&P and "A2" by
Moody's or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher, pursuant to a written agreement with respect to any obligation described in clauses (i), (ii) or (iv)
of this definition; (iv) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not later than 180 days from the date of acquisition thereof) and having a rating of "A-2" by S&P and "P-2" by Moody's or higher; (v) direct obligations of any money market fund or other similar investment company all of whose investments consist primarily of obligations described in the foregoing clauses of this definition and that is rated "AAm" by S&P and "Aam" by
Moody's or higher; (vi) taxable auction rate securities commonly known as "money market notes" that at the time of purchase have been rated and the ratings for which (A) for direct issues, must not be less than "P2" if rated by Moody's and not less than "A2" if rated by S&P, or (B) for collateralized issues which follow the asset coverage tests set forth in the Investment Company Act of 1940, as amended, must have long-term ratings of at least "AAA" if rated by S&P and "Aaa" if rated by Moody's; or (vii) any investments hereafter developed which are substantially comparable to those described above.

"CERCLA" means the Comprehensive Environmental Response, Compensation, and
Liability Act of 1980.

"Change in Control" means the occurrence of any of the following events:

            (a) MAXXAM Inc. not being the sole beneficial owner, directly or indirectly, of at least 51% of the total common equity of the Company. For purposes of this clause, a beneficial owner shall have the meaning ascribed in
Regulation 13d-3 of the Exchange Act as in effect on the date of this Agreement.
The provisions of this clause shall not apply if MAXXAM Inc. should not hold the requisite beneficial ownership interest because of bankruptcy, reorganization, insolvency, or similar proceedings; or

            (b) MAXXAM Inc., through direct representation or through persons nominated by it, not controlling a majority of the Board of Directors of the
Company necessary to effectuate any actions by the Board of Directors of the
Company; or

            (c) Any person or group directly or indirectly owning more than
MAXXAM Inc. of the total voting power entitled to vote generally in the election of directors of the Company. For purposes of this clause, person or group shall have the meaning ascribed in Section 13(d)(3) of the Exchange Act as in effect on the date of this Agreement; or

            (d) Charles Hurwitz, members of his immediate family and trusts for the benefit thereof (each such person, including Mr. Hurwitz and any trustee of such trusts, a "Beneficiary") not having (other than by reason of resolution of any litigation outstanding as of the date of this Agreement or any similar litigation or the existence of a Lien but including by reason of the foreclosure of or other realization upon a Lien) direct or indirect sole beneficial ownership (as defined under Regulation 13d-3 of the Exchange Act as in effect on the date of this Agreement) of at least the Minimum Percentage of the total equity of MAXXAM Inc. other than as a result of new issuances of equity securities by MAXXAM Inc. to third parties (other than to a third party who is not a Beneficiary and who controls MAXXAM Inc.). For purposes of this definition, "Minimum Percentage" means the product of (x) the percentage of the total equity of MAXXAM Inc. directly or indirectly beneficially owned by the
Beneficiaries as of December 18, 1998 times (y) 80%.

"Closing Date" means the date on which all conditions precedent set forth in
Section 4.01 are satisfied or waived by the Bank (or, in the case of subsection
4.01(f), waived by the Person entitled to receive such payment).

"Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

"Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company in or upon which a Lien now or hereafter exists in favor of the Bank securing all or part of the Obligations, whether under this Agreement or under any other documents executed and delivered to the Bank.

"Collateral Documents" means, collectively, (i) the Company Security Agreement, and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Company and the Bank now or hereafter delivered to the
Bank pursuant to or in connection with the transactions contemplated hereby, granting Bank a Lien on the Collateral and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Company as debtor in favor of the Bank as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

"Commitment" means $50,000,000.

"Commitment Fee" has the meaning specified in Section 2.10(a).

"Commitment Fee Percentage" means, with respect to the Commitment, a per annum rate of .625%.

"Company Security Agreement" means the Amended and Restated Security Agreement
(Receivables and Inventory) between the Bank and the Company of even date herewith.

"Compliance Certificate" means a certificate substantially in form of Exhibit C.

"Contingent Obligation" means, as to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person, (i) in respect of any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (ii) in respect of any Swap
Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any
Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(ii) of this definition, be marked to market on a current basis, excluding any obligations pursuant to contracts with Subsidiaries of the
Company or with Britt Lumber Co., Inc.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such
Person is a party or by which it or any of its property is bound.

"Conversion/Continuation Date" means any date on which, under Section 2.04, the
Company (a) converts Loans of one Type to another Type, or (b) continues as
Loans of the same Type, but with a new Interest Period, Loans having Interest
Periods expiring on such date.

"Debt" means, at any date of determination, the sum of the following, computed on an Unconsolidated Basis: all outstanding Loans plus any other interest bearing Indebtedness, the face amount of undrawn letters of credit, and any
Guaranty Obligation on account of interest bearing Indebtedness or undrawn letters of credit.

"Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

"Early Termination Date" with respect to a Specified Swap Contract shall have the meaning specified in such contract.

"EBITDA" means, for any fiscal period, the following, computed on an
Unconsolidated Basis for such period, total revenues less cash operating expenses, less corporate administration expenses as reported on the EBITDA line of page ES-3, or its equivalent, of the "Forest Products Operations Consolidated
Financial Report," or its equivalent, provided monthly to the Bank pursuant to
Section 6.01(d) of this Agreement.

"Effective Amount" means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any
Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of
Credit taking effect on such date.

"Environmental Claims" means all claims, however asserted, by any Governmental
Authority or by any other Person in good faith and upon a reasonable basis alleging potential liability or responsibility for violation of any
Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the
Company, or (b) any other circumstances forming the basis of any violation, or violation alleged in good faith and upon a reasonable basis, of any
Environmental Law.

"Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including
CERCLA, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the
Solid Waste Disposal Act, the Endangered Species Act (16 U.S.C. Sections 1531 et
seq.), the Migratory Bird Treaty Act (16 U.S.C. 703 et seq.), the Forest and
Rangeland Renewable Resources Act of 1974, the National Forest Management Act of
1976, the Federal Resource Conservation and Recovery Act, the Toxic Substances
Control Act, the Emergency Planning and Community Right-to-Know Act, the
California Hazardous Waste Control Law, the California Solid Waste Management,
Resource, Recovery and Recycling Act, the California Water Code and the
California Health and Safety Code, the Z'berg-Nejedly Forest Practices Act of
1973 and the California Public Resources Code.

"ERISA" means the Employee Retirement Income Security Act of 1974, and
regulations promulgated thereunder.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that is, or at any time within six years of the time in question has been, under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer
(as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer
Plan or notification that a Multiemployer Plan is in reorganization; (d) the treatment of a Pension Plan amendment as a termination under Section 4041 or
4041A of ERISA, or the filing of a notice of intent to terminate or the commencement of proceedings by the PBGC to terminate a Pension Plan or
Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan;
or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

"Event of Default" means any of the events or circumstances specified in Section
8.01.

"Excess Cash Flow" means, for any fiscal period, the following, computed for the four fiscal quarters ending at the end of such period: (i) Free Cash Flow less
(ii) the sum, without duplication, of the following computed on an
Unconsolidated Basis: (A) interest expense, plus (B) other net reductions in
Indebtedness of the type described in clauses (a) through (f) of the definition thereof, less (iii) any net increase in working capital, plus (iv) any net decrease in working capital. Working capital for this purpose shall mean accounts receivable, plus inventory, minus accounts payable.

"Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

"Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor,
"H.15(519)") on the preceding Business Day opposite the caption "Federal Funds
(Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Bank of the rates for the last transaction in overnight
Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Bank.

"FRB" means the Board of Governors of the Federal Reserve System, and any
Governmental Authority succeeding to any of its principal functions.

"Free Cash Flow" means, for any fiscal period, the following, computed for the four fiscal quarters ending at the end of such period: EBITDA, plus SPC's distributions to the Company on account of its membership interest in SPC, minus capital expenditures computed on an Unconsolidated Basis, provided, however that the foregoing shall be computed without giving effect to a direct or indirect dividend or distribution to the stockholders of the Company or any of its
Subsidiaries of any Salmon Creek Proceeds.

"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and which are applicable to the circumstances.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"Guaranty Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another
Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

"Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

"Honor Date" has the meaning specified in subsection 2.16(b).

"Incur" means, directly or indirectly, create, incur, issue, assume, guarantee or become liable with respect to, contingently or otherwise (and the terms
"Incurred" and "Incurrence" have correlative meanings.

"Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms and other than compensation, pension obligations, and other obligations arising from employee benefits and employee arrangements); (c) all non-contingent reimbursement or payment obligations with respect to all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to
Capital Leases; (g) all indebtedness referred to in clauses (a) through (f)
above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property
(including accounts and contracts rights) owned by such Person, even though such
Person has not assumed or become liable for the payment of such Indebtedness;
and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

"Indemnified Liabilities" has the meaning specified in Section 9.05(a).

"Indemnified Person" has the meaning specified in Section 9.05(a).

"Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the
Bankruptcy Code.

"Interest Payment Date" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into an Offshore Rate Loan, provided, however, that if any Interest Period applicable to an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest
Payment Date thereafter is also an Interest Payment Date.

"Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

      (i) If any Interest Period would otherwise end on a day that is not a
Business Day, that Interest Period shall be extended to the following Business
Day unless, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

      (ii) Any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such
Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

       (iii) No Interest Period for any Revolving Loan shall extend beyond the
Revolving Termination Date.

"Investments" has the meaning specified in Section 7.04.

"IRS" means the Internal Revenue Service, and any Governmental Authority
succeeding to any of its principal functions under the Code.

"Issuance Date" means the date of issuance of any Letter of Credit.

"Issue" means, with respect to any Letter of Credit to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

"Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

"L/C Amendment Application" means an application form for amendment of outstanding letters of credit as shall at any time be in use at the Bank, as the
Bank shall request.

"L/C Application" means an application form for issuances of letters of credit as shall at any time be in use at the Bank, as the Bank shall request.

"L/C Borrowing" means an extension of credit resulting from a drawing under any
Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 2.16(b).

"L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C
Borrowings.

"L/C-Related Documents" means the Letters of Credit, the L/C Applications, the
L/C Amendment Applications and any other document relating to any Letter of
Credit, including any of the Bank's standard form documents for letter of credit
Issuances.

"Lending Office" means, as to the Bank, the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore
Lending Office", as the case may be, on the signature pages of this Agreement, or such other office or offices as the Bank may from time to time notify the
Company.

"Letter of Credit Fee" has the meaning specified in subsection 2.20(a).

"Letter of Credit Fee Percentage" means with respect to the Letters of Credit, a per annum rate equal to 2.75%.

"Letters of Credit" means letters of credit Issued under the Prior Credit
Agreement and letters of credit Issued pursuant to this Agreement.

"Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien
(statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

"Loan" means an extension of credit by the Bank to the Company under Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan), and includes any Revolving Loan.

"Loan Documents" means this Agreement, the Collateral Documents, the L/C
Applications, any documents evidencing or relating to Specified Swap Contracts with the Bank, and all other documents delivered to the Bank in connection with the transactions contemplated by this Agreement.

"Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

"Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition
(financial or otherwise) or financial prospects of the Company or the Company and its Subsidiaries taken as a whole or as to SPC; (b) the ability of the
Company to perform under any Loan Document and avoid any Event of Default; (c)
the legality, validity, binding effect or enforceability of any Loan Document;
or (d) the perfection or priority of any Lien granted to the Bank under any of the Collateral Documents.

"MGHI" means MAXXAM Group Holdings Inc.

"Multiemployer Plan" means a "multiemployer plan", within the meaning of Section
4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

"Net Worth" means for any fiscal period, the following, computed on an
Unconsolidated Basis for such period, total stockholders' equity as reported by the Company on page PL-15, or its equivalent, of the "Forest Products Operations
Consolidated Financial Report," or its equivalent, provided monthly to the Bank pursuant to Section 6.01(d) of this Agreement.

"Notice of Borrowing" means a notice in substantially the form of Exhibit A.

"Notice of Conversion/Continuation" means a notice in substantially the form of
Exhibit B.

"Notice of Lien" has the meaning specified in Section 7.01(c).

"Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to the Bank or any
Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

"Offshore Rate" means, for any Interest Period, with respect to any Offshore
Rate Loan, the rate of interest per annum at which dollar deposits in the approximate amount of the Bank's Offshore Rate Loan for such Interest Period would be offered by the Bank's Grand Cayman Branch, Grand Cayman, B.W.I. (or
such other office as may be designated for such purpose by the Bank) to major banks in the offshore dollar interbank market upon request of such banks at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

"Offshore Rate Loan" means a Loan that bears interest based on the Offshore
Rate.

"Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

"Outstanding Letter of Credit" means at any time an Issued and as yet unexpired
Letter of Credit in an amount equal to the undrawn amount of such Letter of
Credit.

"Participant" has the meaning specified in subsection 9.08(b).

"PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental
Authority succeeding to any of its principal functions under ERISA.

"Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA)
subject to Title IV of ERISA (excluding any Multiemployer Plan) which the
Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in
Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

"Permitted Liens" has the meaning specified in Section 7.01.

"Permitted Salmon Creek Transaction" means any or all of the following: the contribution, transfer, or sale (whether or not for fair market value) by the
Company or any of its Restricted Subsidiaries to Salmon Creek LLC, any of its
Subsidiaries, or any Special Purpose Subsidiary of any standing timber, timber rights, or timberlands or of any equity interest in any Special Purpose
Subsidiary, or Investments by the Company or any of its Restricted Subsidiaries
to or in Salmon Creek LLC, any of its Subsidiaries, or any Special Purpose
Subsidiary of up to an additional $5,000,000 in cash or other assets in aggregate cumulative amount after the date hereof.

"Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly or indirectly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" (b)
such Swap Contracts do not contain (i) any provision ("walk-away" provision)
exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) with respect to any
Swap Contract that is not a Specified Swap Contract, any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under Section 8.01(a).

"Person" means an individual, a sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

"Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA)
which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Multiemployer
Plan or Pension Plan.

"Preferred Stock" as applied to the Capital Stock or Redeemable Stock of any corporation, means Capital Stock or Redeemable Stock of any class or classes
(however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock or Redeemable
Stock, as the case may be, of any other class of such corporation.

"Prior Credit Agreement" has the meaning specified in the first "WHEREAS" clause of this Agreement.

"Receivable Debtor" means the person or entity obligated upon a Receivable.

"Receivables" shall have the meaning given in the Company Security Agreement.

"Redeemable Stock" of any Person means any equity security of such Person that by its terms is required to be redeemed prior to the date four years after the
Revolving Termination Date, or is redeemable at the option of the holder thereof at any time prior to such date.

"Reportable Event" means, any of the events set forth in Section 4043(b) of
ERISA or the regulations thereunder, other than any such event for which the
30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

"Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a
Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

"Responsible Officer" of a Person means the chief executive officer or the president, the chief financial officer, the Vice President - Finance and
Administration, the treasurer, assistant treasurer, or any other officer of such
Person having substantially the same authority and responsibility or designated by the chief executive officer or the chief financial officer of such Person as having the appropriate authority and responsibility.

"Restricted Payment" has the meaning specified in Section 7.12.

"Restricted Subsidiary" means, as of any determination date, each of the
Subsidiaries of the Company which is not as of such determination date an
Unrestricted Subsidiary of the Company.

"Revolving Credit" means the credit described in subsection 2.01(a).

"Revolving Loan" has the meaning specified in subsection 2.01(a).

"Revolving Termination Date" means the earlier to occur of:

            (a) August 14, 2003, or such later date as extended from time to time pursuant to Section 2.22 of this Agreement; and

            (b) the date on which the Bank's commitment to make Loans
terminates in accordance with the provisions of this Agreement.

"Salmon Creek LLC" means Salmon Creek LLC, a Delaware limited liability company, or any successor entity, by way of merger, consolidation, purchase of all or substantially all of its assets, or otherwise.

"Salmon Creek Proceeds" means any consideration received by the Company or any of its Subsidiaries from any Person (A) in respect of all or any part of the equity of Salmon Creek LLC, any of its Subsidiaries, or any Special Purpose
Subsidiary, or (B) in respect of all or any part of the real property constituting Salmon Creek Property, or (C) otherwise in connection with Salmon
Creek LLC, any of its Subsidiaries, or any Special Purpose Subsidiary, or Salmon
Creek Property (including, without limitation, amounts distributed by SPC to the
Company to the extent that such distributions are funded with funds released from the Scheduled Amortization Reserve Account, as such term is defined in the
Scotia Pacific Indenture), except in each case proceeds of the harvesting of timber constituting Salmon Creek Property.

"Salmon Creek Property" means any standing timber, timber rights, or timberlands
(including structures and improvements thereon and related interests in real property) owned on the date hereof by the Company, SPC, or Salmon Creek LLC or any of its Subsidiaries, any asset held by Salmon Creek LLC or any of its
Subsidiaries on the date hereof, and any other assets obtained in exchange for or out of the proceeds of the sale or disposition of any of the foregoing.

"Scotia Pacific Indenture" means the Indenture, dated as of July 20, 1998, as amended and in effect on the date hereof, between Scotia Pacific Company LLC and
State Street Bank and Trust Company.

"SEC" means the Securities and Exchange Commission, or any Governmental
Authority succeeding to any of its principal functions.

"Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities
(including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the
Bankruptcy Code and, in the alternative, for purposes of the California Uniform
Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

"Specified Swap Contract" means any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between the Company and any Swap Provider which Swap Contract is or was intended by the Company to have been entered into, in part or entirely, for purposes of mitigating interest rate risk relating to any Loan (which intent shall conclusively be deemed to exist if the Company so represents to the Swap
Provider in writing), and as to which the final scheduled payment by the Company is not later than the sixth anniversary of this Agreement.

"SPC" means Scotia Pacific Company LLC, a Wholly-Owned Subsidiary of the
Company.

"Special Purpose Subsidiary" means a Subsidiary of the Company created after
December 18, 1998, capitalized with no material assets other than standing timber, timber rights, or timberlands owned by the Company or any of its
Subsidiaries on December 18, 1998, and designated by the Company as an
Unrestricted Subsidiary in connection with such capitalization.

"Subsidiary" means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding Capital Stock and Redeemable Stock having ordinary voting power to elect a majority of the board of directors of the corporation (irrespective of whether at the time Capital Stock or Redeemable
Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such
Person, or (ii) any other entity of which more than 50% of the outstanding equity ownership interests are at the time owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such
Person and one or more other Subsidiaries of such Person.

"Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

"Swap Provider" means the Bank, or any Affiliate of the Bank, that is at the time of determination party to a Swap Contract with the Company.

"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Bank.)

"Tax Sharing Agreement" means the Tax Allocation Agreement, dated May 21, 1988, by and among MAXXAM Inc., the Company, and certain other subsidiaries of MAXXAM
Inc., as amended by the Tax Allocation Agreement, dated as of March 23, 1993, by and among MAXXAM Inc., the Company, Scotia Pacific Holding Company, and Salmon
Creek Corporation.

"Timber Notes" means the 6.55% Series B Class A-1, 7.11% Series B Class A-2 and
7.71% Series B Class A-3 Timber Collateralized Notes due 2028, issued by SPC pursuant to the Indenture dated as of July 20, 1998, as amended by the First
Supplemental Indenture dated as July 16, 1999 and the Second Supplemental
Indenture dated as of November 18, 1999, between SPC and State Street Bank and
Trust Company, as trustee.

"Type" has the meaning specified in the definition of "Loan."

"UCC" means the Uniform Commercial Code as in effect in the State of California.

"Unconsolidated Basis" means the Company and its Restricted Subsidiaries other than SPC on a consolidated basis.

"Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that
Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

"Unrestricted Subsidiary" means (a) each of the Subsidiaries of the Company so designated after the date hereof by a resolution adopted by the Company's Board of Directors and as to which designation the Bank has given its prior written approval, (b) any Subsidiary of an Unrestricted Subsidiary, (c) Salmon Creek
LLC, and (d) any Special Purpose Subsidiary. The Board of Directors may
designate an Unrestricted Subsidiary to be a Restricted Subsidiary if no Default
or Event of Default would arise by virtue of such designation.

"Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary that is a
Wholly-Owned Subsidiary.

"Wholly-Owned Subsidiary" means (i) a corporation of which all of the outstanding shares of Capital Stock and Redeemable Stock having ordinary voting power to elect a majority of the board of directors of such corporation
(irrespective of whether at the time Capital Stock or Redeemable Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) are owned at the time, directly or indirectly
(through one or more Wholly-Owned Restricted Subsidiaries), by the Company
(except for director's qualifying shares), or (ii) any other entity of which all of the outstanding equity ownership interests are owned at the time, directly or indirectly (through one or more Wholly-Owned Restricted Subsidiaries), by the
Company.

      1.02  Other Interpretive Provisions.

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this
Agreement; and subsection, Section, Schedule and Exhibit references are to this
Agreement unless otherwise specified.

            (c) Terms:

                (1) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                (2) The term "including" is not limiting and means "including without limitation."

                (3) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words
"to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                (4) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Bank, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Bank merely because of the Bank's involvement in their preparation.

      1.03  Accounting Principles.

            (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with
GAAP, consistently applied.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                   THE CREDITS

      2.01  The Revolving Credit.

            (a) The Revolving Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to make loans to the Company (each such loan a
"Revolving Loan") and to Issue Letters of Credit for the account of the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the lesser of the Commitment or the Borrowing Base; provided, however, that:

                (1) After giving effect to any Loan and/or the Issuance of a
Letter of Credit, the Effective Amount of all Loans and L/C Obligations shall not exceed the lesser of the Commitment or the Borrowing Base; and

                (2) After the Issuance of a Letter of Credit, the Effective
Amount of all L/C Obligations shall not exceed $20,000,000.

            (b) Reborrowing. Within the limits of the Commitment and the
Borrowing Base and subject to the other terms and conditions hereof, the Company may, pursuant to the terms of this Agreement (x) borrow, prepay, and reborrow under this Section 2.01; and (y) obtain Letters of Credit and obtain new Letters of Credit in place of Letters of Credit that have been discharged by performance and reimbursement to the Bank or which have expired.

            (c) Obligations under the Prior Credit Agreement. From and after the
Closing Date, all "Letters of Credit", "Loans", and "Letter of Credit
Obligations" of the Company to the Bank under the Prior Credit Agreement shall be deemed to be Letters of Credit, Revolving Credit Loans, and L/C Obligations,
respectively, under this Agreement, included in the computations required hereunder and subject to the provisions hereof.

      2.02  Loan Accounts. The Loans made by the Bank shall be evidenced by one or more loan accounts or records maintained by the Bank in the ordinary course of business. The loan accounts or records maintained by the Bank shall be evidence of the amount of the Loans made by the Bank to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

      2.03  Procedure for Borrowing.

            (a) Each Loan shall be made upon the Company's irrevocable written notice (including notice via facsimile transmission confirmed immediately by a telephone call) delivered to the Bank in the form of a Notice of Borrowing
(which notice must be received by the Bank prior to (i) 9:00 a.m. (San
Francisco, California time) three Business Days prior to the requested Borrowing
Date, in the case of Offshore Rate Loans; and (ii) 11:00 a.m. San Francisco,
California time on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                (1) The amount of the Loan, which shall be in minimum amounts of
$500,000 for Offshore Rate Loans and $100,000 for Base Rate Loans;

                (2) The requested Borrowing Date, which shall be a Business Day;

                (3) Whether each Loan is to be an Offshore Rate Loan or a Base
Rate Loan; and

                (4) The duration of the Interest Period applicable to the
Offshore Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Offshore Rate Loans, such
Interest Period shall be three months.

            (b) The proceeds of the Loans will be made available to the Company by the Bank by crediting the account of the Company on the books of the Bank with such proceeds or by wire transfer in accordance with written instructions provided to the Bank by the Company.

            (c) After disbursement of any Loan, unless the Bank shall otherwise consent, there may not be more than ten different Interest Periods in effect.

      2.04     Conversion and Continuation Elections.

            (a) The Company may, upon irrevocable written notice to the Bank in accordance with subsection 2.04(b):

                (1) Elect to convert on any Business Day, any Base Rate Loans
(or any part thereof in a minimum amount of $500,000) into Offshore Rate Loans or;

                (2) Elect to convert on any Interest Payment Date any Offshore
Rate Loans maturing on such Interest Payment Date (or any part thereof in a minimum amount of $100,000) into Base Rate Loans; or

                (3) Elect to renew on any Interest Payment Date any Offshore
Rate Loans maturing on such Interest Payment Date (or any part thereof in a minimum amount of $500,000);

provided, that if at any time an Offshore Rate Loan is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such
Offshore Rate Loan shall automatically convert into a Base Rate Loan, and on and after such date the right of the Company to continue such Loan as, and convert such Loan into, an Offshore Rate Loan shall terminate.

            (b) The Company shall deliver by telex, cable or facsimile, confirmed immediately in writing, a Notice of Conversion/Continuation to be received by the Bank not later than (i) 9:00 a.m. San Francisco, California time at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii)
noon San Francisco, California time one Business Day in advance of the
Conversion Date or continuation date, if the Loans are to be converted into or renewed as Base Rate Loans, specifying:

                (1) The proposed Conversion/Continuation Date;

                (2) The aggregate amount of Loans to be converted or renewed;

                (3) The nature of the proposed conversion or continuation; and

                (4) The duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to
Offshore Rate Loans, the Company has failed to select a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default
shall then exist, the Company shall be deemed to have elected to convert such
Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            (d) Unless the Bank otherwise consents, during the existence of a
Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

            (e) After giving effect to any conversion or continuation of Loans, unless the Bank shall otherwise consent, there may not be more than ten different Interest Periods in effect.

      2.05  Voluntary Termination or Reduction of Commitment. The Company may,
upon not less than five Business Days' prior notice to the Bank, at any time before the Revolving Termination Date, terminate the Bank's commitment to make
Loans or permanently reduce the amount of the Commitment by a minimum amount of
$1,000,000 or any whole multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Effective Amount of all Loans and L/C Obligations would exceed the amount of the Commitment then in effect and, provided, further, that once reduced in accordance with this Section, the Commitment may not be increased. If the Commitment is terminated in its entirety, all accrued Commitment Fees to the effective date of such termination shall be payable on the effective date of such termination without any premium or penalty.

      2.06 Optional Prepayments. Subject to Section 3.04, the Company may, at
any time or from time to time, upon not less than three Business Days' (with respect to Offshore Rate Loans) and same Business Day (with respect to Base Rate
Loans) irrevocable notice to the Bank, prepay Loans in whole or in part, in minimum prepayments of $500,000 for Offshore Rate Loans and $100,000 for Base
Rate Loans (or, in each case, such lesser amount as represents the entire outstanding amount of such Offshore Rate Loan or Base Rate Loan). Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s)
of Loans to be prepaid, and in the case of Offshore Rate Loans, which Offshore
Rate Loans are to be prepaid. If such notice is given by the Company, the
Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

      2.07  Mandatory Prepayments of Loans.

            (a) Mandatory Prepayments, Cash Collateral. If at any time and for any reason the Effective Amount of the Loans and the L/C Obligations exceeds the lesser of the Commitment or the Borrowing Base, the Company shall pay to Bank, upon Bank's election and demand, the amount of the excess. Payments under this
Section may be applied to the obligations of the Company relating to the Loans and L/C Obligations in the order and manner as the Company in its discretion may determine. Payments to be applied to Outstanding Letters of Credit may, at
Bank's option, be used to prepay, or held as cash collateral to secure, the
Company's obligations to Bank with respect thereto and L/C Obligations.

            (b) Clean-up Period. The Company agrees to borrow, repay, and reborrow under the Revolving Credit such that in each calendar year there shall be at least one period of 30 consecutive days in which there are no outstanding
Revolving Loans under this Agreement.

            (c) General. Any prepayments relating to the Loans made pursuant to this Section shall be applied as instructed by the Company; provided, however, that the Company may, at its option, place any amounts which it would otherwise be required to use to prepay Offshore Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Bank until the end of such Interest Period at which time such pledged amounts will be credited to the prepayment of such Offshore Rate Loans. The
Company shall pay, together with each prepayment under this Section, accrued interest on the amount prepaid and any amounts required under Section 3.04.

      2.08  Scheduled Repayment.  The Company shall repay to the Bank in full on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

      2.09  Interest.

            (a) Each Loan shall bear interest on the outstanding principal amount thereof from its Borrowing Date at a rate per annum equal to the Offshore
Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.

            (b) Interest on each Loan shall be paid in arrears on each Interest
Payment Date. Interest shall also be paid on the date of any prepayment of
Offshore Rate Loans under Sections 2.06 or 2.07 for the portion of the Offshore
Rate Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Bank.

            (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an
Applicable Margin, at a rate per annum equal to the Base Rate plus the
Applicable Margin then in effect for Base Rate Loans plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any
Offshore Rate Loan outstanding on the date of occurrence of such Event of
Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Base Rate Loans plus 2%.

            (d) Anything herein to the contrary notwithstanding, the obligations of the Company to the Bank hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Bank would be contrary to the provisions of any law applicable to the Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by the Bank, and in such event the
Company shall pay the Bank interest at the highest rate permitted by applicable law.

      2.10  Fees.

            (a) Commitment Fee.

                (1) The Company shall pay to the Bank a commitment fee
("Commitment Fee") for each day from the Closing Date through the Revolving
Termination Date in an amount equal to the product of (i) the unused portion
(which excludes the Effective Amount of L/C Obligations) of the Commitment in
effect on such date multiplied by (ii) 1/360th of the Commitment Fee Percentage in effect on such day. Such Commitment Fee shall be due and payable quarterly in arrears on September 28, 2001 and thereafter on the last Business Day of each calendar quarter commencing on the first such date occurring after the date of this Agreement through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date.

                (2) The Commitment Fee provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

            (b) Arrangement Fee. The Company shall pay to the Bank, as an
Arrangement Fee, (1) $125,000 on the Closing Date and (2) $125,000 on each anniversary date of this Agreement on which the Commitment remains in effect or
Loans remain outstanding.

      2.11  Computation of Fees and Interest.

            (a) All computations of interest for Base Rate Loans when the Base
Rate is determined by the Bank's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest and fees being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b) Any change in the interest rate on a Loan resulting from a change in the Applicable Margin shall become effective as of the opening of business on the day on which such change in the Applicable Margin becomes effective.

            (c) Each determination of an interest rate by the Bank shall be conclusive and binding on the Company in the absence of manifest error.

      2.12  Payments by the Company.

            (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Bank at the place indicated as the place of payment in the signature pages to this Agreement or such other place of payment as the Bank may specify to the Company in writing from time to time, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco, California time) for Offshore
Rate Loans and no later than 1:00 p.m. (San Francisco, California time) for Base
Rate Loans, in each case on the date specified herein. Any payment received by the Bank later than such specified times shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of
"Interest Period" herein, whenever any payment is due on a day other than a
Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

      2.13  Security.

            (a) All obligations of the Company under this Agreement, and all other Loan Documents shall be secured in accordance with the Collateral
Documents. The Company hereby ratifies and reaffirms all of the Liens previously granted in favor of the Bank pursuant to the Company Security Agreement, which
Liens are and continue to be perfected and of first priority.

            (b) The Bank agrees to release its security interest under the
Collateral Documents upon (i) the termination of the Bank's commitment to make
Loans and (ii) the Effective Amount of L/C Obligations and Revolving Loans being reduced to $0.

      2.14  The Letter of Credit Subfacility.  The Bank is under no obligation to Issue any Letter of Credit if:

            (a) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Bank from
Issuing such Letter of Credit, or any Requirement of Law applicable to the Bank or any request or directive (whether or not having the force of law) from any
Governmental Authority with jurisdiction over the Bank shall prohibit, or request that the Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Bank with respect to such Letter of Credit any restriction, reserve or capital requirement
(for which the Bank is not otherwise compensated hereunder) not in effect on the
Closing Date, or shall impose upon the Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Bank in good faith deems material to it;

            (b) the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Bank has approved such expiry date in writing, or (B) after the Revolving Termination Date, unless the
Bank has approved such expiry date in writing;

            (c) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested
Letter of Credit;

            (d) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Bank;

            (e) any Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

            (f) such Letter of Credit is to be denominated in a currency other than Dollars.

      2.15  Issuance, Amendment and Renewal of Letters of Credit.

            (a) Each Letter of Credit shall be issued upon the written request of the Company received by the Bank at least three Business Days (or such shorter time as the Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
(vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Bank may require.
Such request may be withdrawn by the Company, but the fees owing on account of any requested Letter of Credit pursuant to Section 2.20(b) shall be fully earned upon the submission of such request notwithstanding its later withdrawal.

            (b) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Bank will, upon the written request of the Company received by the Bank at least three Business Days (or such shorter time as the Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business
Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Bank may require. The Bank shall be under no obligation to amend any Letter of Credit if: (A) the Bank would have no obligation at such time to issue such
Letter of Credit in its amended form under the terms of this Agreement; or (B)
the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

            (c) The Bank agrees that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Bank at least three
Business Days (or such shorter time as the Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Bank shall renew any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Bank: (i) the Letter of
Credit to be renewed; (ii) the proposed date of notification of renewal of the
Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Bank may require.
The Bank shall be under no obligation so to renew any Letter of Credit if: (A)
the Bank would have no obligation at such time to issue or amend such Letter of
Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Bank would be obligated to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 2.15(c) upon the request of the Company but the Bank shall not have received any L/C Amendment
Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company hereby authorizes such renewal, and, accordingly, the Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

            (d) The Bank may, at its election, deliver any notices of
termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of
Credit to be a date not later than the Revolving Termination Date.

            (e) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

      2.16  Existing Letters of Credit; Drawings and Reimbursements.

            (a) On and after the Closing Date, the Letters of Credit as defined in the Prior Credit Agreement shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 2.20(a) and
2.20(b), and reimbursement of costs and expenses to the extent provided herein,
Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement.

            (b) In the event of any request for a drawing under a Letter of
Credit by the beneficiary or transferee thereof, the Bank will promptly notify the Company. The Company shall reimburse the Bank prior to 10:00 a.m. San
Francisco time, on each date that any amount is paid by the Bank under any
Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Bank. In the event the Company fails to reimburse the Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. San
Francisco time on the Honor Date, the Company shall be deemed to have requested that a Revolving Loan constituting a Base Rate Loan be made by the Bank to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in Section 4.02. Any notice given by the Bank pursuant to this subsection
2.16(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (c) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in
Section 4.02 or for any other reason, the Company shall be deemed to have incurred from the Bank an L/C Borrowing in the amount of such drawing, which L/C
Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable
Margin then applicable to the Base Rate Loans plus 2% per annum.

      2.17     Role of the Bank.

            (a) The Company agrees that, in paying any drawing under a Letter of
Credit, the Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of
Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

            (b) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit;
provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. The Bank shall not be liable or responsible for any of the matters described in clauses
(a) through (g) of Section 2.18; provided, however, nothing in such clauses or this Section shall limit any claim the Company may have against the Bank, or the
Bank's liability to the Company, for any direct, as opposed to consequential or exemplary, damages suffered by the Company that the Company proves were caused by the Bank's willful misconduct, bad faith, or gross negligence or the Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      2.18 Obligations Absolute. The obligations of the Company under this
Agreement and any L/C-Related Document to reimburse the Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a
Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this
Agreement and each such other L/C-Related Document under all circumstances, including the following:

            (a) any lack of validity or enforceability of this Agreement or any
L/C-Related Document;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any
Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

            (c) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related
Documents or any unrelated transaction;

            (d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

            (e) any payment by the Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any
Insolvency Proceeding;

            (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any
Letter of Credit; or

            (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

      2.19 Cash Collateral Pledge. Upon the request of the Bank, if, as of the
Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, then the Company shall immediately
Cash Collateralize the L/C Obligations in an amount equal to the aggregate undrawn face amount of all Outstanding Letters of Credit.

      2.20  Letter of Credit Fees.

            (a) The Company shall pay the Bank a per annum fee ("Letter of
Credit Fee") on each Letter of Credit equal to the Letter of Credit Fee
Percentage in effect on the date of each quarterly calculation, computed on the outstanding undrawn amount of such Letter of Credit as of the date the fee is calculated, payable quarterly in advance on the Issuance Date and the first day of each calendar quarter thereafter, and calculated on the basis of a 360 day year. Such fee shall be prorated if the term of a Letter of Credit is less than one year. If an Event of Default occurs under this Agreement, at the option of the Bank, the amount of the fee shall be increased by an additional 2.00% per annum during the continuance of such Event of Default, commencing on the day the
Bank provides notice of the increase to the Company.

            (b) The Company shall pay to the Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Bank relating to letters of credit as from time to time in effect.

      2.21 Uniform Customs and Practice. The Uniform Customs and Practice for
Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

      2.22 Extension of Commitments. Not less than 60 days nor more than 120 days before each anniversary date of this Agreement, the Company may, by written request delivered to the Bank, request that the Revolving Termination Date be extended for a period of 364 days from the then-current Revolving Termination
Date. The Bank shall respond to the Company's request not less than 30 days prior to each anniversary date. If the Bank approves the extension request, the
Bank will notify the Company thereof, and the Revolving Termination Date shall thereupon be extended for 364 days. Each request for an extension of the
Revolving Termination Date under this Section shall contain a certification by a
Responsible Officer that, as of the date of such request, (i) the representations and warranties in Article V are true and correct on and as of such date with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date), and (ii)
no Default or Event of Default exists or would result from such extension.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01  Taxes.

            (a) (i) If, as a result of the Company's actions, any taxes, (other than income taxes imposed by the country or any state or subdivision of the country in which the Bank's principal office or actual lending office is located) are imposed on any payments under or in respect of this Agreement or any instrument or agreement required hereunder including, but not limited to, payments made pursuant to this Section, the Company shall pay all such taxes and shall also pay to the Bank promptly all additional amounts which are reasonably necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed.

                (ii) The additional amounts necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed shall be calculated pursuant to the formula:

                                (w)(t)(i)
                            y = ----------------
                                1-w-t

where the terms are defined as follows:

         y =      additional payment to be made to Bank
         w =      withholding tax rate levied by foreign government
         t =      the Bank's combined Federal and state tax rate
         i =      stated interest amount to be paid on credit (calculated using the applicable contract rate plus quoted spread)
         1 =      one

            (b) All payments made to the Bank under this Agreement shall be net of all applicable U.S. withholding taxes.

            (c) The Company will provide the Bank with original tax receipts, notarized copies of tax receipts, or such other documentation as will prove payment of tax in a court of law applying the United States Federal Rules of
Evidence, for all taxes paid by the Company pursuant to subsection 3.01(a)
above. The Company will deliver receipts to the Bank within 30 days after the due date for the related tax.

            (d) Nothing contained in this Section shall override any term or provision of any Specified Swap Contract regarding withholding taxes relating to
Swap Contracts.

      3.02  Illegality.

            (a) If, after the date of this Agreement, the Bank shall reasonably determine that the introduction of any Requirement of Law, or any change in any
Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for the Bank or its Lending Office to make
Offshore Rate Loans, then, on notice thereof by the Bank to the Company, the obligation of the Bank to make Offshore Rate Loans shall be suspended until the
Bank shall have notified the Company that the circumstances giving rise to such determination no longer exists.

            (b) If, after the date of this Agreement, the Bank shall reasonably determine that it is unlawful to maintain any Offshore Rate Loan, the Company shall prepay in full all Offshore Rate Loans of the Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest
Period thereof if the Bank may lawfully continue to maintain such Offshore Rate
Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

            (c) If the Company is required to prepay any Offshore Rate Loan immediately as provided in subsection 3.02(b), then concurrently with such prepayment, the Company may borrow from the Bank, in the amount of such repayment, a Base Rate Loan.

            (d) If the obligation of the Bank to make or maintain Offshore Rate
Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank, that all Loans which would otherwise be made by the Bank as
Offshore Rate Loans shall be instead Base Rate Loans.

      3.03  Increased Costs and Reduction of Return.

            (a) If the Bank shall determine that, due to either (i) the introduction, after the date of this Agreement, of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request, made after the date of this Agreement, from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand therefor by the Bank pay to the Bank additional amounts as are sufficient to compensate the Bank for such increased costs; provided that the Bank shall have given the Company prompt notice of such introduction, guideline, or request, as applicable.

            (b) If the Bank shall have determined that (i) the introduction, after the date of this Agreement, of any Capital Adequacy Regulation, (ii) any change, after the date of this Agreement, in any Capital Adequacy Regulation,
(iii) any change, after the date of this Agreement, in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other
Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any Capital Adequacy Regulation enacted or adopted after the date of this Agreement; affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital) the Bank determines in good faith that the amount of such capital is increased as a consequence of its loans, credits or obligations under this Agreement, then, upon demand of the Bank the Company shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase. The Bank agrees to give the
Company prompt notice of any such Capital Adequacy Regulation, change in Capital
Adequacy Regulation, change in the interpretation or administration of Capital
Adequacy Regulation.

      3.04  Funding Losses.  The Company agrees to reimburse the Bank and hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

            (a) The failure of the Company to make on a timely basis any payment or prepayment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof);

            (b) The failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

            (c) The failure of the Company to make any prepayment after the
Company has given a notice in accordance with Section 2.06;

            (d) The prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

            (e) The automatic conversion under Section 2.04 of any Offshore Rate
Loan to a Base Rate Loan on a day that is not the last day of the relevant
Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Bank under this Section and under subsection 3.03(a), each Offshore Rate Loan made by the Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate
Loan is in fact so funded.

      3.05 Inability to Determine Rates. If the Bank determines that for any reason adequate and reasonable means do not exist for determining the Offshore
Rate for any requested Interest Period with respect to a proposed Offshore Rate
Loan, or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Bank of funding such Loan, the
Bank will promptly so notify the Company. Thereafter, the obligation of the Bank to make or maintain Offshore Rate Loans hereunder shall be suspended until the
Bank revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Bank shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore
Rate Loans.

      3.06 Reserves on Offshore Rate Loans. The Company shall pay to the Bank, as long as the Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including
Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the
Company shall have received at least 15 days' prior written notice of such additional costs from the Bank. If the Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional costs shall be payable 15 days from receipt of such notice.

      3.07  Survival.  The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      4.01  Conditions of Initial Loans. The obligation of the Bank (x) to Issue the first Letter of Credit after the date of this Agreement, and (y) to make its initial Loan hereunder is subject to the condition that the Bank has received on or before the Closing Date all of the following, in form and substance satisfactory to the Bank:

            (a) Credit Agreement. This Agreement executed by each party thereto;

            (b) Company Security Agreement. The Company Security Agreement
executed by each party thereto;

            (c) Evidence of Filings. Evidence of all filings and lien searches to perfect and establish the first priority liens created by the Company
Security Agreement;

            (d) Resolutions; Incumbency.

                (1) Copies of the resolutions of the board of directors of the
Company authorizing the transactions contemplated hereby, certified as of the
Closing Date by the Secretary or an Assistant Secretary of the Company;

                (2) A certificate of the Secretary or Assistant Secretary of the
Company, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

            (e) Legal Opinion. An opinion of Bernard L. Birkel, Senior Assistant
General Counsel of the Company and addressed to the Bank, in form and substance reasonably acceptable to the Bank;

            (f) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, and all fees accrued through the Closing Date under the
Prior Credit Agreement, together with Attorney Costs of the Bank to the extent invoiced prior to or on the Closing Date, plus such additional amounts of
Attorney Costs as shall constitute the Bank's reasonable estimate of Attorney
Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Bank) including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 9.04;

            (g) Certificate. A certificate signed by a Responsible Officer of the Company, dated as of the Closing Date, stating that:

                (1) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                (2) no Default or Event of Default exists or would result from the making of the first Loan; and

                (3) there has occurred since March 31, 2001, no event or
circumstance that has resulted or could reasonably be expected to result in a
Material Adverse Effect.

      4.02  Conditions to All Loans and Letters of Credit. The obligation of the
Bank to make any Loan to be made by it (including its initial Loan), to continue any Offshore Rate Loan or convert any Loan into an Offshore Rate Loan, and to
Issue any Letter of Credit (including the initial Issuance) from and after the date of this Agreement is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation
Date:

            (a) Notice of Borrowing or Conversion/Continuation; L/C Application.
The Bank shall have received a Notice of Borrowing, Notice of
Conversion/Continuation, or a properly completed L/C Application for the
Issuance of a Letter of Credit, as applicable;

            (b) Continuation of Representations and Warranties. The
representations and warranties in Article V shall be true and correct on and as of such Borrowing Date, Conversion/Continuation Date, or Issuance Date with the same effect as if made on and as of such Borrowing Date, Conversion/Continuation
Date, or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

            (c) No Existing Default. No Default or Event of Default shall exist or shall result from the making of such Loan or its continuation or conversion;
or from the Issuance of such Letter of Credit;

            (d) No Future Advance Notice. The Bank shall not have received from the Company any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended, and
Letters of Credit to be Issued under this Agreement; and

            (e) Other Documents. Such other approvals, opinions, documents or materials as the Bank may reasonably request (each in form and substance satisfactory to the Bank).

Each Notice of Borrowing, Notice of Conversion/Continuation with respect to the continuation of or conversion into an Offshore Rate Loan, or L/C Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice, as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as
applicable, that the conditions in Section 4.02 are satisfied.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Bank that, except as disclosed in MGHI's Form 10-K for the year ended December 31, 2000 or the Form
10-Q for the quarter ended March 31, 2001 or the Schedules attached hereto:

      5.01  Corporate Existence and Power.  The Company and each of its
Subsidiaries:

            (a) Is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

            (b) Has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

            (c) Is duly qualified as a foreign corporation or other entity and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

            (d) Is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse
Effect.

      5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

            (a) Contravene the terms of any of the Company's Organization
Documents;

            (b) Conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual
Obligation to which the Company or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which Company or any of its Subsidiaries or its property is subject; or

            (c) Violate, to the Company's knowledge, any Requirement of Law.

      5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any
Governmental Authority (except for recordings or filings in connection with the
Liens granted to the Bank under the Collateral Documents) is necessary or required to be obtained, given, or filed by the Company in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document.

      5.04 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      5.05 Litigation. Except as specifically disclosed in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its
Subsidiaries or any of their respective properties which:

            (a) Purport to affect or pertain to this Agreement or any other Loan
Document, or any of the transactions contemplated hereby or thereby; or

            (b) Has a reasonable probability of being determined adversely to the Company or its Subsidiaries and, if so determined, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      5.06  No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or from the grant or perfection of the Liens of the Bank on the Collateral. As of the Closing Date,
neither the Company nor any Subsidiary of the Company is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material
Adverse Effect, or that would, if such default had occurred after the Closing
Date, create an Event of Default under subsection 8.01(d).

      5.07  ERISA Compliance.  Except as specifically disclosed in Schedule
5.07:

            (a) To the Company's knowledge, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section
401(a) of the Code has received a favorable determination letter from the IRS at the time of Plan adoption and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each
ERISA Affiliate has made all required contributions to any Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan within the five plan years preceding the Closing Date.
In connection with the foregoing, the PALCO Retirement Plan has been amended and restated as of December 1, 1989, has been subsequently amended three times to date, and received a favorable determination letter from the IRS dated January
10, 1996.

            (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse
Effect.

            (c) Within the five years preceding the Closing Date, (i) no ERISA
Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability that would reasonably be expected to have a
Material Adverse Effect; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a
Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be reasonably be expected to be subject to
Section 4069 or 4212(c) of ERISA.

      5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and
Section 7.07. Neither the Company nor any Subsidiary of the Company is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      5.09 Title to Properties. The Company and each of its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the
Closing Date, the property of the Company and its Subsidiaries is subject to no
Liens, other than Permitted Liens.

      5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all
Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

      5.11  Financial Condition.

            (a) The reviewed consolidated financial statements of the Company and its Subsidiaries dated December 31, 2000 and the related consolidated statements of income or operations, shareholders' equity or members' capital and cash flows for the fiscal year ended on that date and the unaudited quarterly financial statements of the Company and its Subsidiaries dated March 31, 2001, and the related consolidated statements of income or operations, shareholders'
equity or members' capital and cash flows for the fiscal quarter ended on that date;

                (1) Were (except for the exclusion of notes in connection with the unaudited quarterly financial statements) prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject, in the case of the quarterly financial statements, to ordinary, good faith year-end audit adjustments;

                (2) Are, in all material respects, complete and accurate, and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                (3) Show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent
Obligations.

            (b) Since March 31, 2001, there has been no Material Adverse Effect.

      5.12  Environmental Matters.

            (a) Except as specifically disclosed in Schedule 5.12, the on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to result in liability which would cause a Material Adverse Effect;

            (b) Except as specifically disclosed in Schedule 5.12, the Company and each of its Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Law
("Environmental Permits") and necessary for their respective ordinary course operations, all such material Environmental Permits are in good standing, and the Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

            (c) Except as specifically disclosed in Schedule 5.12, none of the
Company, any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material, the non-compliance with which could be reasonably be expected to have a Material Adverse Effect.

            (d) Except as specifically disclosed in Schedule 5.12, there are no
Hazardous Materials or other conditions or circumstances existing with respect to any property of the Company or any of its Subsidiaries, or arising from operations prior to the Closing Date, of the Company or any of its Subsidiaries
that would reasonably be expected to give rise to Environmental Claims for any such condition, circumstance or property that could reasonably be expected to have a Material Adverse Effect. In addition, to the best of the Company's knowledge, (i) neither the Company nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted in all material respects under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site in a manner that could reasonably be expected to cause a Material Adverse Effect, and (ii) the Company and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other
Environmental Laws.

      5.13  Collateral Documents.

            (a) The provisions of each of the Collateral Documents are effective to create in favor of the Bank, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company in the collateral described therein.

            (b) All representations and warranties of the Company contained in the Collateral Documents are true and correct.

      5.14  Regulated Entities. None of the Company, any Person controlling the
Company, or any Subsidiary of the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the
Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

      5.15  No Burdensome Restrictions. Neither the Company nor any of its
Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

      5.16  Subsidiaries. As of the Closing Date, the Company has no
Subsidiaries other than those specifically disclosed in part (a) of Schedule
5.16 hereto and has no material equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.

      5.17  Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies, and to the knowledge of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

      5.18  Solvency.  The Company and SPC are each Solvent.

      5.19  Swap Obligations.

            (a) As of the Closing Date, neither the Company nor any of its
Subsidiaries has incurred any outstanding obligations under any Swap Contracts.
With respect to any Swap Contracts that may be entered into by the Company after the Closing Date, the Company represents and warrants that it has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any Swap Provider or any Affiliate of any Swap Provider, swap counterparty or any Affiliate of any swap counterparty, in determining whether to enter into any Swap Contract.

            (b) The Company has not entered into any master agreement relating to Swap Contracts and under which termination values resulting from Swap
Contracts that are Specified Swap Contracts are nettable against termination values resulting from Swap Contracts that are not Specified Swap Contracts unless only Specified Swap Contracts are outstanding under such master agreement.

            (c) None of the Subsidiaries of the Company has entered into any
Swap Contracts other than as disclosed in the SEC filings of SPC.

      5.20  Full Disclosure. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the
Company in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

      5.21  Labor Relations. There are no material strikes, lockouts or other labor disputes against the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental
Authority.

      5.22  Compliance with Laws. The Company has complied in all material respects with all federal, state, and local laws, rules, and regulations applicable to the business of the Company including, but not limited to, laws regulating the Company's sales or the furnishing of services to Receivable
Debtors and disclosures in connection therewith.

      5.23  Merchantable Inventory.  All inventory which is included in the
Borrowing Base is of good and merchantable quality in all material respects.

      5.24  Location of the Company. On the Closing Date, the Company's place of business (or, if the Company has more than one place of business, its chief executive office) is located at 125 Main Street, Scotia, California.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      The Company covenants and agrees that, so long as the Bank shall have any commitment to extend credit hereunder, or any Loan, L/C Obligation, or other outstanding monetary Obligation shall remain unpaid or unsatisfied, unless the
Bank waives compliance in writing:

      6.01  Financial Statements.  The Company shall deliver to the Bank, in form and detail satisfactory to the Bank:

            (a) As soon as available, but not later than 105 days after the end of each fiscal year, a copy of the audited consolidated balance sheets of MGHI and SPC as at the end of such year and the related consolidated statements of income, shareholders' equity or members' capital and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of a nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP;

            (b) As soon as available, but not later than 105 days after the end of each fiscal year, a copy of the consolidated balance sheet of the Company as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, together with written confirmation that such financial statements have been reviewed by the independent public accounting firm that prepared the audited financial statements being simultaneously delivered pursuant to subsection 6.01(a);

            (c) (i) As soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each year, the Forms 10-Q for the relevant fiscal quarters for each of MGHI and SPC; and (ii) as soon as available, but not later than 60 days after the end of each fiscal quarter, on an Unconsolidated Basis, the unaudited balance sheet of the Company at the end of such quarter and the related statements of income, shareholders' equity and cash flows for the Company on an Unconsolidated Basis for the year to date ending such fiscal quarter, each certified by a Responsible Officer of the
Company as having been used or as shall be used in connection with the preparation of the financial statements referred to in subsection 6.01(b) and
(c)(i);

            (d) Within 45 days after the end of each monthly accounting period, and as of the last day of such period, Company-prepared financial statements for the Company for such month in form consistent with prior practice;

            (e) Promptly upon each request of Bank, such other statements, lists of property and accounts, budgets, forecasts or reports as to the Company as
Bank may reasonably request;

      6.02  Certificates; Other Information.  The Company shall furnish to the Bank:

            (a) Concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b) above, a Compliance Certificate executed by a Responsible Officer of the Company;

            (b) Within 45 days after the end of each monthly accounting period, and as of the last day of such period:

                (1)  A Borrowing Base Certificate;

                (2)  A description of lumber and log inventories with book and market value;

                (3)  Statements showing an aging and reconciliation of
Receivables;

            (c) Promptly after the same are sent, copies of all financial statements and reports which the Company sends to its public shareholders, if any; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Company may make to, or file with, the SEC or any similar Governmental Authority; and

            (d) On or before each March 31, the following prepared on a consolidated basis (which information shall be considered as confidential information pursuant to Section 9.09, whether or not identified as
"confidential" or "secret"):

                (1) The Company's annual business plan, and if requested by
Bank, the Company's key operating assumptions, such as timber harvest volumes, log consumption and lumber production, wood product shipments, projected prices of logs, lumber and other products sold by the Company, capital expenditures, and expected debt repayments and/or borrowings. The Company agrees to meet with the Bank, at least once a year, to discuss the foregoing matters;

                (2) The Company's "Category of species and inventory of timber", the annual harvest plan indicating timber harvest volumes by major categories, and a listing of approved timber harvest plans;

            (e) Within the 60 day period commencing on the first day of each calendar quarter, an updated status report of the Company's approved timber harvest plans (which information shall be considered as confidential information pursuant to Section 9.09, whether or not identified as "confidential" or
"secret");

            (f) Promptly, such additional business, financial, corporate affairs and other information as the Bank may from time to time reasonably request
(which information shall be considered as confidential information pursuant to
Section 9.09, whether or not identified as "confidential" or "secret").

      6.03  Notices.  The Company shall promptly notify the Bank:

            (a) Of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

            (b) Of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental
Authority which could reasonably be expected to result in a Material Adverse
Effect;

            (c) Of the commencement of, or any material adverse development in, any litigation or proceeding affecting the Company or any Subsidiary of the
Company which, if adversely determined, would reasonably be expected to have a
Material Adverse Effect, or in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document (such obligation to give notice shall be deemed satisfied by the Company giving the Bank, pursuant to Section 6.02(c), the reports containing the required information furnished by the Company, MGHI, or SPC to the SEC);

            (d) Promptly upon becoming aware of any of the following that could reasonably be expected to have a Material Adverse Effect: (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any of its
Subsidiaries or any of their respective properties pursuant to any applicable
Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any of its Subsidiaries that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

            (e) Of any other litigation or proceeding affecting the Company or any of its Subsidiaries which the Company, MGHI, or SPC would be required to report to the SEC pursuant to the Exchange Act, promptly after reporting the same to the SEC;

            (f) Of any of the following events affecting the Company, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental
Authority to the Company with respect to such event:

                (1) An ERISA Event;

                (2) If any of the representations and warranties in Section 5.07 ceases to be true and correct in any material respect;

                (3) The adoption of any new Pension Plan or other Plan subject to Section 412 of the Code;

                (4) The adoption of any amendment to a Pension Plan or other
Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

                (5) The commencement of contributions to any Pension Plan or other Plan subject to Section 412 of the Code;

            (g) Any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to the Banks pursuant to subsection 6.01(a);

            (h) Of any material change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries;

            (i) Of any labor controversy resulting in or which could reasonably be expected to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Company or any of its Subsidiaries;

            (j) Of any change in the Company's name, business or legal structure, place of business, or chief executive office if the Company has more than one place of business; each such notice to be given in writing and not less than 45 days prior to such change;

            (k) Of the entry by the Company into any Specified Swap Contract, together with the details thereof;

            (l) Of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such
Specified Swap Contract to terminate early any or all trades relating to such contract.

      Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary of the Company proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan
Document that have been (or foreseeably will be) breached or violated.

      6.04  Preservation of Corporate Existence, Etc.  The Company shall, and shall cause each of its Restricted Subsidiaries to:

            (a) Preserve and maintain in full force and effect its legal existence and good standing under the laws of its state or jurisdiction of organization (other than as to Restricted Subsidiaries other than SPC whose dissolution could not reasonably be expected to cause a Material Adverse
Effect);

            (b) Preserve and maintain in full force and effect all material rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the ordinary course of business except in connection with transactions permitted by Section 7.03 and dispositions of assets permitted by
Section 7.02;

            (c) Use reasonable efforts, in the ordinary course of business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers, and others having material business relations with it.

      6.05  Maintenance of Property. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by Section 7.02.
The Company and each Subsidiary of the Company shall use the standard of care typical in the industry in the operation and maintenance of its facilities and in the care and preservation of its timberlands.

      6.06  Insurance.

            (a) In addition to insurance requirements set forth in the
Collateral Documents, the Company shall maintain and shall cause each of its
Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers'
compensation insurance, comprehensive general liability and property insurance.
The Company may self-insure any or all Workers' Compensation liabilities.

            (b) To the extent that any of the insurance required by this clause ceases to be available at commercially reasonable rates, the Company may effect substitute insurance coverage therefor in accordance with the prudent standards then being followed by other companies engaged in the same or similar business or having comparable properties. In the event that the Company wishes to effect substitute coverage pursuant to the foregoing proviso, it will notify the Bank of such intent as soon as reasonably practicable, and not less than five
Business Days prior to the termination of the coverage for which substitution is to be made, furnish the Bank with a report describing in reasonable detail the nature of such substitute coverage and the reasons why the Company believes that such substitute coverage is appropriate.

            (c) Upon request of the Bank, the Company shall furnish the Bank at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company or any insurance broker of the Company setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section or any Collateral Documents
(and which, in the case of a certificate of a broker, were placed through such broker).

      6.07  Payment of Obligations. With only such exceptions as could not reasonably be expected to have a Material Adverse Effect, the Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and known liabilities, including:

            (a) All tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

            (b) All lawful claims which, if unpaid, would by law become a Lien upon its property unless such claims are contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company and such Subsidiaries;

            (c) All Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; and

            (d) All Obligations.

      6.08  Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of
Law of any Governmental Authority having jurisdiction over it or its business
(including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

      6.09  Compliance with ERISA. The Company shall, and to the fullest extent permitted by applicable law shall cause each of its ERISA Affiliates to: (a)
maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each
Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to
Section 412 of the Code.

      6.10  Inspection of Property and Books and Records. The Company shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with
GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary.
The Company shall permit, and shall cause each of its Subsidiaries to permit, representatives of the Bank to visit, inspect, and audit any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

      6.11  Environmental Laws.

            (a) The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance in all material respects with all applicable Environmental Laws, except such as may be contested in good faith by appropriate proceedings or as to which a bona fide dispute may exist and resolution of which is being sought by appropriate proceedings.

            (b) Upon the written request of the Bank, the Company shall submit and cause each of its Subsidiaries to submit, to the Bank, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection
6.03(d), that could, individually or in the aggregate, result in liability having a Material Adverse Effect.

      6.12  Use of Proceeds. The Company shall use the proceeds of the Revolving
Loans for working capital and other general corporate purposes and not in contravention of any Requirement of Law or of any Loan Document.

      6.13  Solvency.  The Company shall at all times be, and shall cause SPC to be, Solvent.

      6.14  Protection of Collateral; Access. The Company shall take all steps reasonably necessary or advisable to preserve and protect the Collateral and ensure that the Bank's rights and access to and interests in the Collateral are not in any way materially impaired or adversely affected.

      6.15  Further Assurances.

            (a) The Company shall ensure that all written information, exhibits and reports furnished to the Bank do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Bank and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

            (b) Promptly upon request by the Bank, the Company shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Bank may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral
Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the
Bank the rights granted or now or hereafter intended to be granted to the Bank under any Loan Document or under any other document executed in connection therewith.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

      The Company hereby covenants and agrees that, so long as the Bank shall have any commitment to extend credit hereunder, or any Loan, L/C Obligation, or other outstanding monetary Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

      7.01  Limitation on Liens. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

            (a) Any Lien (other than Liens on the Collateral) existing on the property of the Company or its Subsidiaries on the Closing Date and set forth in
Schedule 7.01 securing Indebtedness outstanding on such date or refinancings thereof provided that each such refinancing of an Indebtedness shall not result in any of the following: (1) an increase in the interest rate and/or the then outstanding principal amount of the Indebtedness being refinanced, (2) any additional assets of the Company or any of its Restricted Subsidiaries securing the Indebtedness being refinanced, (3) the Company or any Restricted Subsidiary incurring any Guaranty Obligation in connection therewith; and (4) an increase, during the term of this Agreement and for one year thereafter, in the principal payments of the Indebtedness being refinanced, and (5) any restriction on the ability of the Company to perform its obligations under this Agreement and any other Loan Document;

            (b) Any Lien created under any Loan Document;

            (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no Notice of Lien has been filed or recorded. For purposes of this subsection, "Notice of
Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a
Governmental Authority;

            (d) Carriers', warehousemen's, mechanics', landlords',
materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

            (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (f) Liens (other than Liens on the Collateral) on the property of the Company or any of its Restricted Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

            (g) Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such
Liens is effectively stayed;

            (h) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Restricted
Subsidiaries;

            (i) Liens on assets of Persons which become Restricted Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof;

            (j) Security interests on any property acquired or held by the
Company or its Restricted Subsidiaries in the ordinary course of business, other than the Collateral, securing Indebtedness in an aggregate outstanding principal amount which cannot exceed at any time $25,000,000;

            (k) Liens securing Capital Lease Obligations on assets subject to such Capital Leases, provided that such Capital Leases are permitted under subsection 7.11;

            (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the
Company or any of its Restricted Subsidiaries to provide collateral to the depository institution. The provisions of this subsection shall not apply to cash collateral accounts maintained by SPC with any third Person;

            (m) Liens securing Indebtedness permitted under Section 7.05(d);

            (n) Liens upon the Collateral described in the Company Security
Agreement to secure Indebtedness permitted by subsection 7.05(j); and

            (o) Liens upon the assets of SPC permitted pursuant to the Indenture referenced in the definition of "Timber Notes."

      7.02  Disposition of Assets. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

            (a) Dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

            (b) The sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

            (c) Dispositions of all or part of Salmon Creek LLC or Salmon Creek
Property;

            (d) Trading in short-term investment securities in the ordinary course of business;

            (e) Dispositions of assets by any Restricted Subsidiary to the
Company or any Wholly-Owned Restricted Subsidiary or by the Company to any
Wholly-Owned Restricted Subsidiary;

            (f) Dispositions of assets by the Company in payment of a dividend or distribution permitted by Section 7.12;

            (g) Other dispositions of assets with an aggregate book value, on a cumulative basis, not to exceed $25,000,000 during the term of this Agreement and which assets are not subject to any Collateral Document;

            (h) Dispositions of assets in the Scheduled Amortization Reserve
Account (as such term is defined in the Scotia Pacific Indenture); and

            (i) Any Permitted Salmon Creek Transaction.

      7.03  Consolidations and Mergers. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

            (a) Any Restricted Subsidiary of the Company may merge with or into the Company or any one or more Restricted Subsidiaries of the Company, provided that (i) if any transaction shall be between a Restricted Subsidiary and a
Wholly-Owned Restricted Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation, and (ii) if any transaction shall be between a Restricted Subsidiary and the Company, the Company shall be the continuing or surviving corporation; and

            (b) Any Restricted Subsidiary of the Company may sell or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Restricted Subsidiary of the
Company.

      7.04  Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Restricted Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

            (a) Investments in Cash Equivalents;

            (b) Extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

            (c) Investments by the Company or any Restricted Subsidiary in the
Company, any Wholly-Owned Restricted Subsidiary, or any other Person that, after giving effect to such Investment, becomes a Wholly-Owned Restricted Subsidiary;

            (d) Investments made pursuant to cash management arrangements consistent with the investment policy adopted by the Board of Directors of the
Company and reasonably satisfactory to the Bank;

            (e) Extensions of credit in the ordinary course of business to its employees and independent contractors which in the aggregate outstanding amount do not exceed $1,000,000 at any time; and

            (f) Investments to the extent that such Investments are funded by
Salmon Creek Proceeds;

            (g) Investments of funds in the Scheduled Amortization Reserve
Account in SAR Eligible Investments (as such term is defined in the Scotia
Pacific Indenture);

            (h) Any Permitted Salmon Creek Transaction; and

            (i) Other Investments that do not exceed $1,000,000 in the aggregate at any time outstanding (without giving effect to any write-downs thereof).

      7.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement;

            (b) Accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money)
incurred in the ordinary course of business of the Company or such Restricted
Subsidiary in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

            (c) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.08;

            (d) Up to an aggregate outstanding principal amount of $5,000,000 in tax-free financing, which amount shall be an aggregate limit for the period covered by this Agreement;

            (e) Indebtedness existing on the Closing Date and set forth in
Schedule 7.05, which Indebtedness may be refinanced on terms and conditions no less favorable than those existing on the Closing Date;

            (f) Indebtedness secured by Liens permitted by Section 7.01(i), (j)
and (k);

            (g) Indebtedness incurred in connection with leases permitted pursuant to Section 7.11;

            (h) Extensions of credit permitted under Sections 7.04(c) and
7.04(e);

            (i) Indebtedness incurred in connection with investments permitted under Subsection 7.04(d); and

            (j) Other Indebtedness in aggregate principal amount at any time outstanding not to exceed $5,000,000.

      7.06  Transactions with Affiliates.

            (a) The Company shall not, and shall not suffer or permit any of its
Restricted Subsidiaries to, enter into any transaction with any Affiliate of the
Company or of any such Restricted Subsidiary, except (i) as expressly permitted by this Agreement, or (ii) in its ordinary course of business and pursuant to the reasonable requirements of the business of the Company or such Restricted
Subsidiary; in each case (i) and (ii), upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the
Company or such Restricted Subsidiary.

            (b) The provisions contained in this Section shall not apply to: (i)
any transaction permitted by Section 7.12, (ii) the execution and delivery of, the performance of, and the making of any payments required by, the Tax Sharing
Agreement, (iii) the execution and delivery of, the performance of, and the making of any payments required by, the Britt Lumber Agreement, (iv) any
Permitted Salmon Creek Transaction; (v) the making of payments to MAXXAM Group
Inc., MAXXAM Inc. and their Affiliates for reimbursement for actual services provided thereby to the Company and its Restricted Subsidiaries based on actual costs and an allocable share of overhead expenses consistent with prior practices, (vi) compensation, indemnification and other benefits paid or made available to officers, directors, managers and employees of the Company or a
Restricted Subsidiary for services rendered in such person's capacity as an officer, director, manager, or employee (including reimbursement or advancement of reasonable out-of-pocket expenses and directors' and officers' liability insurance), (vii) any transaction between the Company and any Wholly-Owned
Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries or (viii)
Investments permitted by clause (f) of Section 7.04.

            (c) The Company shall not amend or modify the Britt Lumber Agreement without the prior written consent of the Bank if such amendment would materially alter the obligations or rights of the Company thereunder.

      7.07  Use of Proceeds. The Company shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the proceeds of any extension of credit under this Agreement, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin
Stock, (iii) to extend credit for the purpose of purchasing or carrying any
Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

       7.08 Contingent Obligations.  The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

            (a) Endorsements for collection or deposit in the ordinary course of business;

            (b) Contingent Obligations of the Company and its Restricted
Subsidiaries existing as of the Closing Date and listed in Schedule ---------
7.08;

            (c) Contingent Obligations entered into in the ordinary course of business;

            (d) Contingent Obligations relating to Letters of Credit;

            (e) Permitted Swap Obligations;

            (f) Guaranty Obligations of the Company with respect to obligations of Wholly-Owned Restricted Subsidiaries that are not prohibited hereby; and

            (g) Other Contingent Obligations in aggregate amount not to exceed
$5,000,000 at any time outstanding.

      7.09  Joint Ventures. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to enter into any Joint Venture with any Person other than the Company or a Wholly-Owned Restricted Subsidiary, other than in the ordinary course of business.

      7.10  ERISA. The Company shall not, and to the fullest extent permitted by applicable law shall not suffer or permit any of its ERISA Affiliates to: (a)
engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $5,000,000; or (b) engage in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA and that could reasonably be expected to have a Material Adverse Effect.

      7.11  Lease Obligations. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

            (a) Leases of the Company and its Restricted Subsidiaries in
existence on the Closing Date and any renewal, extension or refinancing thereof;

            (b) Capital Leases other than those permitted under subsection (a)
of this Section, entered into by the Company or any of its Restricted
Subsidiaries after the Closing Date to finance the acquisition of equipment;
provided that the aggregate annual rental payments for all such Capital Leases shall not exceed $10,000,000 in the aggregate; and

            (c) Operating leases entered into by the Company and its Restricted
Subsidiaries in the ordinary course of business.

      7.12  Restricted Payments. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or other equity interest, or purchase, redeem or otherwise acquire for value any shares of its capital stock or other equity interest or any warrants, rights or options to acquire such shares or interests, now or hereafter outstanding (any of the foregoing, a "Restricted Payment"), except:

            (a) The Company or any Restricted Subsidiary may declare and make
Restricted Payments payable solely in its common stock or other equity interest;

            (b) The Company or any Restricted Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

            (c) Any Restricted Subsidiary may declare and make Restricted
Payments to the Company or any other Wholly-Owned Restricted Subsidiary;

            (d) The Company may declare and make Restricted Payments for any fiscal quarter, as long as (x) no Default or Event of Default exists at the time of such Restricted Payment, (y) the financial statements with respect to such fiscal quarter have been delivered to the Bank in compliance with Section
6.01(c), and (z) the aggregate Restricted Payments for that fiscal quarter and the three preceding fiscal quarters, excluding from such aggregation all
Restricted Payments permitted by subsections 7.12(b) or (e), does not exceed the
Excess Cash Flow for the four most recent fiscal quarters for which financial statements have been delivered pursuant to Section 6.01(c) hereof or of the
Prior Credit Agreement.

            (e) Any Restricted Subsidiary of the Company can make Restricted
Payments to the extent funded with Salmon Creek Proceeds to the Company or to any other Subsidiary of the Company and the Company can make Restricted Payments to the extent funded with Salmon Creek Proceeds.

      7.13  Change in Business. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

      7.14  Accounting Changes. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or the
SEC or change the fiscal year of the Company or of any of its consolidated
Restricted Subsidiaries; provided, however, that the Company or any of its consolidated Restricted Subsidiaries may change any of its significant accounting methods or reporting practices provided that the alternative accounting method chosen conforms with GAAP and the Company or any of its consolidated Restricted Subsidiaries has obtained a "preferability letter" from its independent public accountants stating that each such significant change in accounting method is preferable in the circumstances.

      7.15  Other Contracts. The Company shall not enter into any employment contracts or other employment or service-retention arrangements whose terms, including salaries, benefits and other compensation, are not normal and customary in the industry.

      7.16  Minimum Net Worth. The Company shall maintain, as of the end of each fiscal quarter, a Net Worth of not less than $(296,000,000) (negative two hundred ninety six million dollars), provided, however that the foregoing shall be computed without giving effect to a direct or indirect dividend or distribution to the stockholders of the Company or any of its Subsidiaries of any Salmon Creek Proceeds.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      8.01  Event of Default.  Any of the following shall constitute an
"Event of Default":

            (a) Non-Payment. The Company fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan, or (ii) when and as required to be paid under any Specified Swap Contract, any payment or transfer under such Specified Swap Contract, or (iii) within five days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document (other than a Specified Swap
Contract); or

            (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary of the Company made or deemed made herein, in any other Loan Document other than a Specified Swap Contract, or which is contained in any certificate, document or financial or other statement by the Company, any
Subsidiary of the Company, or any Responsible Officer of the Company, SPC, or
MGHI, furnished at any time under this Agreement, or in or under any other Loan
Document other than a Specified Swap Contract, is incorrect in any material respect on or as of the date made or deemed made; or

            (c) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, or any default or event of default shall occur thereunder and such default shall continue unremedied for a period of 30 days (the "30-Day Period") after the earlier of (i) the date upon which a Responsible Officer of the Company knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Bank, unless (in both (i) and (ii)) the default is curable, the Company has started to cure such default and continues to try to cure such default, and the default is cured within the 60 days starting on the first day of the 30-Day Period;

            (d) Cross-Default. (i) The Company or any of its Restricted
Subsidiaries (A) fails to make any payment in respect of any Indebtedness or
Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such
Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such
Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Specified Swap Contract an Early
Termination Date resulting from (1) any event of default under such Specified
Swap Contract as to which the Company is the Defaulting Party (as defined in such Specified Swap Contract) or (2) any Termination Event (as defined in such
Specified Swap Contract) as to which the Company is an Affected Party (as defined in such Specified Swap Contract), and, in either event, the Swap
Termination Value owed by the Company as a result thereof is greater than
$5,000,000; or (iii) an "Event of Default" exists as defined in the Indenture referenced in the definition of Timber Notes herein; or

            (e) Insolvency; Voluntary Proceedings. The Company, SPC, or any of
the Company's Restricted Subsidiaries (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated
maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

            (f) Involuntary Proceedings. (i) Any involuntary Insolvency
Proceeding is commenced or filed against the Company or any of its Restricted
Subsidiaries or SPC, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or SPC's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or SPC admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency
Proceeding; or (iii) the Company or SPC acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession
(or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (g) ERISA. (i) An ERISA Event shall occur with respect to a Pension
Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan,
Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000;
or (ii) the aggregate amount of Unfunded Pension Liability among all Pension
Plans at any time exceeds $5,000,000; or (iii) the Company or any ERISA
Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

            (h) Monetary Judgments. One or more final (non-interlocutory)
judgments, orders, decrees or arbitration awards is entered against the Company or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, that would reasonably be expected to have a Material Adverse Effect, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

            (i) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any of its Restricted Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (j) Change in Control. There occurs any Change in Control; or

            (k) Collateral.

               (1) (A) Any material provision of any Collateral Document shall for any reason other than pursuant to the terms thereof cease to be valid and binding on or enforceable against the Company thereto; or

                   (B) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest or Lien in the Collateral purported to be covered thereby; or

                   (C) The Bank ceases to have, for any reason, a perfected and first priority security interest or Lien on any item of Collateral (subject only to Permitted Liens) and the failure to have such perfected first priority security interest or Lien is not caused by the Bank's failure to timely file a
UCC continuation statement;

and the Effective Amount of Loans and L/C Obligations is more than the amount computed pursuant to clause (a) of the definition of the Borrowing Base
(excluding, in the computation of the Borrowing Base for purposes of this clause the Collateral encumbered by the Collateral Documents covered by clauses (A),
(B), and (C) of this subsection 8.01(k)(1)); or

                (2) The Company shall state in writing its belief that any material provision of any Collateral Document is not valid and binding or the
Company shall bring an action to limit its obligations or liabilities thereunder; or

                (3) The Bank, in good faith, considers any Collateral to be unsafe or in danger of misuse to the extent that the Bank's prospect of or right to payment or performance under this Agreement or any Loan Document is materially impaired; or

            (l) Regulatory Action. Any Governmental Authority takes or institutes action which could reasonably be expected to have, on an
Unconsolidated Basis, a Material Adverse Effect on the Company's financial condition or results of operations or ability to perform its obligations under this Agreement or any other Loan Document.

      8.02  Remedies.  If any Event of Default exists, the Bank may:

            (a) Declare its commitment to make Loans and/or Issue Letters of
Credit to be terminated, whereupon such commitment shall be terminated;

            (b) Declare the unpaid principal amount of all outstanding Loans, all Outstanding Letters of Credit (including the Company's reimbursement obligations for Outstanding Letters of Credit), all L/C Obligations, all
interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

            (c) Exercise on behalf of itself all rights and remedies available to it under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(e) or (f) of Section 8.01 (in the case of clause (i) of subsection (f) upon the expiration of the 60-day period mentioned therein), the obligation of the Bank to make Loans and Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans, all Outstanding Letters of
Credit (including the Company's reimbursement obligations for Outstanding
Letters of Credit), all L/C Obligations, and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the
Bank.

Amounts paid by the Company to be applied to prepayment of L/C Obligations and to the Company's reimbursement obligations for Outstanding Letters of Credit may be held by the Bank as cash collateral for such Obligations.

      8.03  Specified Swap Contract Remedies. Notwithstanding any other provision of this Article, each Swap Provider shall have the right, with prior notice to the Bank, with respect to any Specified Swap Contract of such Swap
Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date, (b) to determine net termination amounts in accordance with the terms of such Specified Swap
Contracts and to set-off amounts in accordance with the terms of such Specified
Swap Contracts, and (c) to prosecute any legal action against the Company to enforce net amounts owing to such Swap Provider. The Company hereby grants the
Bank a security interest in all of the Company's rights, title, and interests in the Company's rights to payment and performance by the Swap Provider in each of the Specified Swap Contracts.

      8.04  Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

      8.05  Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Company (a "Charge"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of Section
7.13 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Company announces publicly it will take, is taking or has taken such
Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Company delivers to the Bank its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.01  Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Bank and the Company, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      9.02  Notices.

            (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company or the Bank by facsimile (i) shall be immediately confirmed by a telephone call to the Bank or the Company, respectively, at the number specified on the signature pages to this Agreement and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the signature pages of this Agreement; or, as directed to the Company or the Bank, to such other address as shall be designated by such party in a written notice to the other party, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the other party.

            (b) All such notices, requests, consents, approvals, and
communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third
Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices of borrowing, of conversion/continuation, prepayment, and termination or reduction of commitments pursuant to Article II shall not be effective until actually received by the Bank.

            (c) Any agreement of the Bank herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the
Company. The Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the
Bank shall not have any liability to the Company or other Person on account of any action taken or not taken by the Bank in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans, the L/C
Obligations, and the other Obligations shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

      9.03  No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      9.04  Costs and Expenses.  The Company shall:

            (a) Whether or not the transactions contemplated hereby are consummated, pay or reimburse the Bank within 20 Business Days after demand
(subject to subsection 4.01(d)) for all costs and expenses incurred by the Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including filing or recording taxes or fees in connection with any Collateral Documents and reasonable Attorney Costs incurred by the Bank with respect thereto; and

            (b) Pay or reimburse the Bank within 20 Business Days after demand
(subject to subsection 4.01(d)) for all costs and expenses (including Attorney
Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

            (c) Pay or reimburse the Bank within 20 Business Days after demand
(subject to subsection 4.01(d)) for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by the Bank in connection with the matters referred to under subsections (a) and (b) of this Section.

      9.05  Company Indemnification.

            (a) Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Bank, each
Affiliate of the Bank, and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person")
harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements
(including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and L/C
Obligations, expiration of the Letters of Credit, and termination of all
Specified Swap Contracts) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, the Specified Swap
Contracts, or the Letters of Credit, the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the
Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

            (b) The obligations in this Section shall survive payment of all other Obligations. Promptly after receipt by an Indemnified Person of notice of the commencement of any proceeding indemnified against hereunder, such
Indemnified Person will, if a claim in respect thereof is to be made against the
Company hereunder, notify the Company in writing of the commencement thereof;
but the failure so to notify the Company (i) will not relieve it from liability under subsections (a) and (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the
Company of substantial rights and defenses and (ii) will not, in any event, relieve the Company from any obligations to any Indemnified Person other than the indemnification obligation provided above. The Company shall be entitled to appoint counsel of the Company's choice at the Company's expense to represent the Indemnified Person in any action for which indemnification is sought (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Company's election to appoint counsel to represent the Indemnified Person in an action, the
Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Company shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the
Company to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such proceeding include both the Indemnified Person and the Company and the
Indemnified Person shall have reasonably concluded that there may be legal defenses available to the Indemnified Person which are different from or additional to those available to the Company, (iii) the Company shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, or (iv) the Company shall authorize the Indemnified Person to employ separate counsel at the expense of the Company. The Company will not, without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such proceeding.

            (c) All amounts owing under this Section shall be paid within 30 days after demand.

      9.06  Marshalling; Payments Set Aside. The Bank shall be under no obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the
Company makes a payment to the Bank, or the Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

      9.07  Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

      9.08  Assignments, Participations, etc.

            (a) The Bank may at any time, with the written consent of the
Company at all times other than during the existence of an Event of Default, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Persons (provided that no written consent of the Company shall be required in connection with any assignment and delegation to an
Affiliate of the Bank and the costs charged to the Company shall not exceed the costs that would have been charged had the Bank not made such assignment and delegation) (each an "Assignee") all, or any ratable part of all, of the Loans, the Company's reimbursement obligations for Outstanding Letters of Credit, the
L/C Obligations, the Bank's commitment to extend credit hereunder, and the other rights and obligations of the Bank hereunder; provided, however, that the
Company may continue to deal solely and directly with the Bank in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company by the Bank and the Assignee.

            (b) The Bank may at any time sell to one or more Persons (a
"Participant") participating interests in any Loans, the Company's reimbursement obligations for any Outstanding Letters of Credit, any L/C Obligations, the
Bank's commitment to extend credit hereunder, and the other interests of the
Bank hereunder and under the other Loan Documents; provided, however, that (i)
the Bank's obligations under this Agreement shall remain unchanged, (ii) the
Bank shall remain solely responsible for the performance of such obligations,
(iii) the Company shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) the Participant shall, together with the Bank, be entitled to the non-exclusive protection of Sections 3.01, 3.03 and 9.10 as though it were also the "Bank" hereunder; except that the Company shall not be obliged to pay the Participant an amount greater than what the Company would have had to pay the Bank if it had not sold the participating interest to the
Participant. In the case of any such participation, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each
Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as an
Assignee under this Agreement.

            (c) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, the Bank may assign all or any portion of the Loans held by it to any Federal Reserve Bank or the United States
Treasury as collateral security pursuant to Regulation A of the Board of
Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned
Loans made by the Company to or for the account of the Bank in accordance with the terms of this Agreement shall satisfy the Company's obligations hereunder in respect to such assigned Loans to the extent of such payment. No such assignment shall release the Bank from its obligations hereunder.

      9.09  Confidentiality. The Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary of the Company,
under this Agreement or any other Loan Document, and neither it nor any of its
Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any
Subsidiary of the Company; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that the Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of the Bank by any such authority; (B) pursuant to subpoena or other court process; provided that the Bank shall, if permitted by applicable law, offer the Company a reasonable opportunity to obtain a protective order in connection therewith; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Bank or its Affiliates may be party; provided that the Bank shall, if permitted by applicable law, offer the Company a reasonable opportunity to obtain a protective order in connection therewith; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Bank's independent auditors and other professional advisors if such advisors have a duty of confidentiality toward the
Bank; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Bank hereunder; (H) as to the Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary of the Company is party or is deemed party with the Bank or such Affiliate; and (I) to its Affiliates provided that such Affiliates shall be subject to the same confidentiality obligation as the Bank in instances where there is no document or agreement regarding confidentiality between the Company or any Subsidiary or the Company and the Bank or such Affiliate.

      9.10  Set-off. In addition to any rights and remedies of the Bank provided by law, if an Event of Default exists or the Loans have been accelerated, the
Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Bank to or for the credit or the account of the Company against any and all Obligations owing to the Bank, now or hereafter existing, irrespective of whether or not the Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured.

      9.11  Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

      9.12  Severability; Conflicting Provisions.

            (a) Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

            (b) Conflicting Provisions. In the event of any conflict between any provision contained in this Agreement and any provision contained in another
Loan Document, the provision contained in this Agreement shall prevail.

      9.13  No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Bank, and each
Affiliate of the Bank and their permitted successors and assigns, and no other
Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

      9.14  Governing Law and Jurisdiction.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE BANK SHALL RETAIN
ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) Nothing contained in this Section shall override any contrary provision contained in any Specified Swap Contract.

      9.15  Verification of Receivables. The Bank may at any time, either orally or in writing, request confirmation from any Receivable Debtor of the current amount and status of the Receivable upon which such Receivable Debtor is obligated.

      9.16  Termination of Commitment to Lend under the Prior Credit Agreement.
Upon execution of this Agreement by the Company and the Bank, the Bank's commitment to Issue Letters of Credit and to lend under the Prior Credit
Agreement shall automatically terminate without necessity of further act of the
Bank and the Company.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

THE PACIFIC LUMBER COMPANY

By:      /S/  GARY L. CLARK
Name:    Gary L. Clark
Title:   Vice President-Finance and
         Administration

Address for Notices:

         The Pacific Lumber Company
         125 Main Street
         Scotia, California  95565

         Attention:  Gary L. Clark
                  Vice President-Finance
                  and Administration

         Telephone:  707/764-4213
         FAX:  707/764-4269

         With a copy to:

         MAXXAM Inc.
         5847 San Felipe - Suite 2600
         Houston, Texas  77057

         Attention:  Treasury Department

         Telephone:  713/267-3619
         FAX:  713/267-3704

BANK OF AMERICA N.A.

By:      /S/  THOMAS R. SULLIVAN
Name:    Thomas R. Sullivan
Title:   Vice President

Address for notices:

         Paper and Forest Products #9973
         Bank of America, N.A.
         555 California Street - 12th Floor
         Mail Code Number: CA5-705-12-12
         San Francisco, CA 94104

         Attention:  Thomas R. Sullivan

         Telephone:  415/622-3482
         FAX:  415/622-4585

         Domestic and Offshore Lending Office:
         1850 Gateway Boulevard
         Concord, California 94520

         Place of Payment:
         Bank of America, N.A.
         ABA #11100012
         1850 Gateway Boulevard
         Concord, CA  94520
         Account # 3750836479; Ref. The Pacific Lumber Company

         Telephone:  925/675-7921
         FAX: 888/969-9236

         Attention:  Christopher Silzle